Exhibit 99
Dolan Media Company Announces Name Change
to The Dolan Company
MINNEAPOLIS, Minn., May 26, 2010 — Dolan Media Company (NYSE: DM), a leading provider of professional services and business information to the legal, financial and real estate sectors in the United States, announced today that it has received stockholder approval to change its corporate name from Dolan Media Company to The Dolan Company.
The name change amends the company’s certificate of incorporation, which was filed with the Delaware Secretary of State today. The company’s NYSE stock symbol, DM, remains unchanged.
“Changing our name to The Dolan Company formalizes a shift in corporate strategy that has been underway for several years,” said James P. Dolan, the company’s chairman, president and chief executive officer. “While we take great pride in our profitable Business Information Division, we have grown to become primarily a provider of outsourced back-office services to professionals. With our Professional Services Division making up nearly three-quarters of consolidated revenues, our legacy name no longer fully described our company. We’re pleased that our shareholders agree, and we thank them for supporting our rebranding efforts.”
In the first quarter of 2010, the company’s Professional Services Division comprised 73 percent of total revenues—up from 66 percent of revenues in 2009, 52 percent of revenues in 2008, and 44 percent of revenues in 2007, the year the company went public.
Earlier this month, Standard & Poor’s approved the company’s request to have its GICS code changed. GICS is a classification system developed by Standard & Poor’s and MSCI Barra to establish a global standard for categorizing companies into sectors and industries. The Dolan Company’s new GICS code of 20202020 places the company in the professional services industry.
The company’s name change is effective today.
About The Dolan Company
The Dolan Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession through its subsidiaries, NDeX, DiscoverReady and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. DiscoverReady provides outsourced discovery management and document review services to major companies and their counsel. Counsel Press is the nation’s largest provider of appellate services to the legal community. The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 21 geographic markets that it serves across the United States.

Safe Harbor Statement
In addition to historical information, this press release may contain forward-looking statements that reflect our current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. These risks, uncertainties and other factors are described under “Risk Factors” in Item 1A of our annual report on Form 10-K filed with the SEC on March 8, 2010, which is available at the SEC’s web site at www.sec.gov. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.
Investor & Media Contact:
John Waelti
Director, Investor Relations
john.waelti@dolanmedia.com
612-317-9420

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